SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofThe

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	0-029587	65-0705328
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (321) 939-6321

Item 7.      Financial Statements and Exhibits

        As set forth in Item 12, there is furnished herewith as Exhibit 99.1 a press release issued on April 6, 2004 announcing certain financial results for 2003.

Item 12. Results of Operation and Financial Condition

        On April 6, 2004 registrant issued a press release which included material non-public financial information about a completed fiscal year. A copy of such press release is provided herein as Exhibit 99.1.

        The information, including the Exhibit attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2004.	IBSG International, Inc. (Registrant) By: /S/ Michael Rivers Michael Rivers, President